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                                                                    EXHIBIT 77I

ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

On April 30, 2013, a Form Type 485(b), Accession No. 0001193125-13-187116, an
amendment to the registration statement of Columbia Acorn Trust, was filed with the SEC. This amendment registered new class of shares of the Fund listed below, effective June 1, 2013, and describes the characteristics of the new class of shares:

Fund                                               New Share Class
----                                               ---------------
Columbia Acorn Emerging Markets Fund                      Y